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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cisco Systems, Inc. of our report dated January 18, 1999 relating to the financial statements and financial statement schedule appearing in GeoTel Communication Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
May 14, 1999